Exhibit 99.1

Zynerba Pharmaceuticals Announces Top Line Results from ZYN001 THC-Prodrug Patch Phase 1 Study

DEVON, Pa., July 5, 2018 — Zynerba Pharmaceuticals, Inc. (NASDAQ:ZYNE), the leader in innovative pharmaceutically-produced transdermal cannabinoid therapies for rare and near-rare neuropsychiatric disorders, announced top line results from a Phase 1 clinical program studying ZYN001, the Company’s patent-protected, pro-drug of tetrahydrocannabinol (THC) delivered via a transdermal patch, in healthy volunteers. The program assessed the safety and pharmacokinetics in single and multiple doses of several formulations of ZYN001.

The top line results of this Phase 1 study indicate that target blood levels of 5 to 15 ng/ml THC were not achieved. ZYN001 was very well tolerated with minimal skin erythema. There were no serious adverse events or discontinuations for subjects receiving ZYN001.

As a result of these data, the Company will focus its development efforts and investments on the ZYN002 Fragile X syndrome, developmental and epileptic encephalopathy (DEE) and adult refractory epilepsy programs. The Company expects that this change will extend its cash runway into the second half of 2019.

This Phase 1 study was a single and multiple dose, placebo-controlled first-in-man study to assess the safety and pharmacokinetics of ZYN001 administered as a transdermal patch to healthy adult subjects. Several formulations and patch wear times ranging from 24 hours to 14 days were assessed in in 60 healthy subjects who were randomized to ZYN001 or placebo.

Financial Outlook

The Company now believes that the cash and cash equivalent position of $52.1 million as of March 31, 2018 is sufficient to fund operations and capital requirements into the second half of 2019.

About Zynerba Pharmaceuticals, Inc.

Zynerba Pharmaceuticals is the leader in pharmaceutically-produced transdermal cannabinoid therapies for rare and near-rare neuropsychiatric disorders. We are committed to improving the lives of patients and their families living with severe, chronic health conditions including Fragile X syndrome and refractory epilepsies. Learn more at www.zynerba.com and follow us on Twitter at @ZynerbaPharma

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the Company’s current expectations. Management’s expectations and, therefore, any forward-looking statements in this press release could also be affected by risks and uncertainties relating to a number of other factors, including the following: the Company’s cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; the Company’s ability to obtain additional funding to support its clinical development programs; the results, cost and timing of the Company’s clinical development programs, including any delays to such clinical trials relating to enrollment or site initiation; clinical results for the Company’s product candidates may not be replicated or continue to occur in additional trials and may not otherwise support further development in a specified indication or at all; actions or advice of the U.S. Food and Drug Administration and foreign regulatory agencies may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; the Company’s ability to obtain and maintain regulatory approval for its product candidates, and the labeling under any such approval; the Company’s reliance on third parties to assist in conducting pre-clinical and clinical trials for its product candidates; delays, interruptions or failures in the manufacture and supply of the Company’s product candidates the Company’s ability to commercialize its product candidates; the size and growth potential of the markets for the Company’s product candidates, and the Company’s ability to service those markets; the Company’s ability to develop sales and marketing capabilities, whether alone or with potential future collaborators; the rate and degree of market acceptance of the Company’s product candidates; and the Company’s expectations regarding its ability to obtain and adequately maintain sufficient intellectual property protection for its product candidates. This list is not exhaustive and these and other risks are described in the Company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that the Company makes in this press release speak only as of the date of this press release. The Company assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Investor Contact

Will Roberts, VP Investor Relations and Corporate Communications

Zynerba Pharmaceuticals

484.581.7489

robertsw@zynerba.com